Exhibit 10.2iv
Resolutions of the Compensation Committee of GATX Corporation
Seventh Amendment of 1995 Long Term Incentive Compensation Plan
     RESOLVED, that the GATX Corporation 1995 Long Term Incentive Compensation Plan (as amended and restated) (the “1995 Plan”) is hereby amended by further amended by adding the following paragraph 8 to Part I:
     8. No Repricing. Except for adjustments pursuant to paragraph I-4, without the approval of the stockholders of the Company, the Committee shall not (i) authorize the amendment of any outstanding Incentive Stock Option, Non-Qualified Stock Option or Stock Appreciation Right to reduce its purchase price, or (ii) cancel any Incentive Stock Option, Non-Qualified Stock Option or Stock Appreciation Right in exchange for cash or another Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Right, Restricted Common Stock, Performance Awards or Individual Performance Unit when the purchase price per share exceeds the fair market value of the underlying shares of Common Stock. Subject to adjustments under paragraph I-4, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Incentive Stock Option, Non-Qualified Stock Option or Stock Appreciation Right to increase the purchase price or to cancel and replace an Incentive Stock Option, Non-Qualified Stock Option or Stock Appreciation Right with the grant of an Incentive Stock Option, Non-Qualified Stock Option or Stock Appreciation Right having a purchase price that is greater than or equal to the purchase price of the original Incentive Stock Option, Non-Qualified Stock Option or Stock Appreciation Right.
     FURTHER RESOLVED, that in all other respects, the 1995 Plan is ratified and confirmed;
     FURTHER RESOLVED, that the officers of, and counsel to, the Corporation be, and each of them hereby is, authorized and directed to do all such acts and to prepare, execute, deliver, acknowledge, file and record all such documents, agreements, certificates, affidavits and other instruments as may be necessary or appropriate, in the opinion of such officer or counsel, to effectuate the purposes and intent of the preceding resolutions; and
     FURTHER RESOLVED, that any and all actions previously done by any officers of, or counsel to, the Corporation in connection with the subject matter of these resolutions be, and they hereby are, approved, ratified and confirmed in all respects.